Service Properties Trust Fourth Quarter 2023 Financial Results and Supplemental Information February 28, 2024 Exhibit 99.2The Royal Sonesta Chicago Downtown Chicago, IL

2 Table of Contents QUARTERLY RESULTS Service Properties Trust Announces Fourth Quarter 2023 Financial Results .............................................................................................................................................. 4 Fourth Quarter 2023 Highlights ... 5 FINANCIALS Key Financial Data ... 7 Consolidated Statements of Income (Loss) ....................................................................................................................................................................................................... 8 Consolidated Balance Sheets ... 9 Debt Summary ... 10 Debt Maturity Schedule ... 11 Leverage Ratios, Coverage Ratios and Public Debt Covenants .................................................................................................................................................................... 12 Capital Expenditures and Restricted Cash Activity .......................................................................................................................................................................................... 13 Property Acquisitions and Dispositions ... 14 PORTFOLIO INFORMATION Portfolio Summary ... 16 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 17 Consolidated Portfolio by Geographical Diversification ................................................................................................................................................................................ 18 Hotel Portfolio by Brand ... 19 Hotel Operating Statistics by Service Level - Comparable Hotels - Three Months Ended December 31, 2023 ................................................................................. 20 Hotel Operating Statistics by Service Level - Comparable Hotels - Year Ended December 31, 2023 .................................................................................................. 21 Hotel Operating Statistics by Service Level - All Hotels - Three Months Ended December 31, 2023 ................................................................................................... 22 Hotel Operating Statistics by Service Level - All Hotels - Year Ended December 31, 2023 .................................................................................................................... 23 Net Lease Portfolio by Brand ... 24 Net Lease Portfolio by Industry ... 25 Net Lease Portfolio by Tenant (Top 10) ... 26 Net Lease Portfolio - Expiration Schedule ... 27 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 28 APPENDIX Company Profile and Research Coverage ... 30 Governance Information ... 31 Calculation of FFO and Normalized FFO ... 32 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 33 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels ....................................................................................................................................................... 34 Calculation and Reconciliation of Hotel EBITDA - All Hotels.......................................................................................................................................................................... 35 Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 36 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 37 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 39 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Stephen Colbert, Director (617) 231-3223 scolbert@svcreit.com ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (February 28, 2024): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2023. Dividend: SVC declared a quarterly distribution on its common shares of $0.20 per share to shareholders of record as of the close of business on January 22, 2024. This distribution was paid on February 15, 2024. Conference Call: A conference call to discuss SVC's fourth quarter results will be held on Thursday, February 29, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 6475223. A live audio webcast of the conference call will also be available in a listen only mode on SVC's website, at www.svcreit.com. The archived webcast will be available for replay on SVC's website after the call. The transcription, recording and retransmission in any way of SVC's fourth quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of December 31, 2023, SVC owned 221 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of December 31, 2023, SVC also owned 752 service-focused retail net lease properties totaling approximately 13.3 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $41 billion in assets under management as of December 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Fourth Quarter 2023 Financial Results "SVC’s RevPAR performance this quarter met our expectations and was impacted by renovation activity at various hotels. We expect elevated renovation activity in the portfolio throughout 2024, which we believe will result in sustained operating improvements over time. Our net lease portfolio continues to provide a dependable cash flow stream led by our TA leases, which are guaranteed by an investment grade rated company in BP. After refinancing all our 2024 debt maturities during the quarter while maintaining a strong liquidity position, we are positioned to execute our plan of reinvesting in our hotels through strategic capital projects." Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS Fourth Quarter 2023 Highlights Financial Results • Net loss of $43.3 million, or $(0.26) per common share. • Normalized FFO of $50.0 million, or $0.30 per common share. • Adjusted EBITDAre of $141.2 million. Portfolio Update • Comparable Hotel RevPAR of $78.30. • Comparable Hotel EBITDA of $42.3 million. • Net Lease occupancy of 97.1% as of December 31, 2023. • Net Lease rent coverage of 2.46x. Investment Activity • Sold nine net lease properties with an aggregate 118,793 square feet for an aggregate sales price of $8.8 million, excluding closing costs. • Since January 1, 2024, SVC has sold one net lease property with 4,100 square feet for a sales price of $257 thousand, excluding closing costs. • As of February 22, 2024, SVC has entered into agreements to sell one hotel with 84 keys for a sales price of $3.3 million, excluding closing costs and four net lease properties with an aggregate of 55,276 square feet for an aggregate sales price of $3.1 million, excluding closing costs. Financing Activities • In November 2023, SVC issued $1.0 billion aggregate principal amount of 8.625% senior secured notes. The notes are secured by 70 travel centers. The net proceeds from this issuance were $967.5 million after initial purchaser discounts and offering costs. • In December 2023, SVC redeemed all $1.2 billion of senior unsecured notes maturing in 2024 at par. SVC funded these redemptions with the proceeds from the issuance of senior secured notes described above and cash on hand.

6RETURN TO TABLE OF CONTENTS Financials

7RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Selected Income Statement Data: Total revenues $ 444,050 $ 496,825 $ 503,779 $ 429,209 $ 455,219 Net (loss) income $ (43,323) $ (4,128) $ (11,278) $ 25,950 $ (31,409) FFO $ 51,316 $ 91,731 $ 93,751 $ 35,894 $ 73,128 Normalized FFO $ 50,036 $ 92,109 $ 95,127 $ 37,146 $ 73,266 Adjusted EBITDAre $ 141,154 $ 175,328 $ 185,324 $ 116,841 $ 150,534 Per Common Share Data (basic and diluted): Net (loss) income $ (0.26) $ (0.03) $ (0.07) $ 0.16 $ (0.19) FFO $ 0.31 $ 0.56 $ 0.57 $ 0.22 $ 0.44 Normalized FFO $ 0.30 $ 0.56 $ 0.58 $ 0.23 $ 0.44 Dividend Data: Annualized dividends paid per share during the period $ 0.80 $ 0.80 $ 0.80 $ 0.80 $ 0.80 Annualized dividend yield (at end of period) 9.4% 10.4% 9.2% 8.0% 11.0 % Annualized Normalized FFO payout ratio 66.7% 35.7% 34.5% 87.0% 45.5 % Selected Balance Sheet Data: Total gross assets $ 10,537,913 $ 10,733,398 $ 10,715,669 $ 10,505,429 $ 10,458,324 Total assets $ 7,356,116 $ 7,604,311 $ 7,649,651 $ 7,482,166 $ 7,488,191 Total liabilities $ 6,129,983 $ 6,302,361 $ 6,310,576 $ 6,100,261 $ 6,099,399 Total shareholders' equity $ 1,226,133 $ 1,301,950 $ 1,339,075 $ 1,381,905 $ 1,388,792 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 12/31/2023 Capitalization: Total common shares (at end of period) 165,769,595 Closing price (at end of period) $ 8.54 Equity market capitalization (at end of period) $ 1,415,672 Debt (principal balance) 5,633,569 Total market capitalization $ 7,049,241 Liquidity: Cash and cash equivalents $ 180,119 Available borrowings under secured revolving credit facility (1) 650,000 Total liquidity $ 830,119 (1) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.

8RETURN TO TABLE OF CONTENTS Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Revenues: Hotel operating revenues (1) $ 343,385 $ 350,501 $ 1,478,034 $ 1,467,344 Rental income (2) 100,665 104,718 395,829 395,667 Total revenues 444,050 455,219 1,873,863 1,863,011 Expenses: Hotel operating expenses (1)(3) 297,488 293,554 1,223,906 1,227,357 Net lease operating expenses 4,584 4,015 17,663 13,176 Depreciation and amortization 94,952 94,961 384,060 401,108 General and administrative 11,217 8,660 45,397 44,404 Transaction related costs (4) (3,556) — (1,623) 1,920 Loss on asset impairment, net (5) 27 1,269 9,544 10,989 Total expenses 404,712 402,459 1,678,947 1,698,954 Gain on sale of real estate, net (6) 1,280 3,583 43,239 47,818 (Loss) gain on equity securities, net — (10,841) 48,837 (8,104) Interest income 9,099 644 20,979 3,379 Interest expense (including amortization of debt issuance costs, discounts and premiums of $7,066, $3,846, $25,710 and $19,375, respectively) (89,979) (77,891) (336,342) (341,795) Loss on early extinguishment of debt (7) (1,242) — (1,524) (791) Loss before income tax benefit and equity in (losses) earnings of an investee (41,504) (31,745) (29,895) (135,436) Income tax benefit 723 1,757 1,498 199 Equity in (losses) earnings of an investee (2,542) (1,421) (4,382) 2,856 Net loss $ (43,323) $ (31,409) $ (32,779) $ (132,381) Weighted average common shares outstanding (basic and diluted) 165,154 164,862 164,988 164,738 Net loss per common share (basic and diluted) $ (0.26) $ (0.19) $ (0.20) $ (0.80) (amounts in thousands, except per share data) Consolidated Statements of Income (Loss) See accompanying notes on page 36.

9RETURN TO TABLE OF CONTENTS Consolidated Balance Sheets December 31, 2023 2022 ASSETS Real estate properties: Land $ 1,972,145 $ 1,902,587 Buildings, improvements and equipment 7,814,192 7,658,282 Total real estate properties, gross 9,786,337 9,560,869 Accumulated depreciation (3,181,797) (2,970,133) Total real estate properties, net 6,604,540 6,590,736 Acquired real estate leases and other intangibles, net 130,622 252,357 Assets held for sale 10,500 121,905 Cash and cash equivalents 180,119 38,369 Restricted cash 17,711 7,051 Equity method investment 113,304 112,617 Investment in equity securities — 53,055 Due from related persons 6,376 35,033 Other assets, net 292,944 277,068 Total assets $ 7,356,116 $ 7,488,191 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ — $ — Senior secured notes, net 968,017 — Senior unsecured notes, net 3,993,327 5,655,530 Mortgage notes payable, net 558,876 — Accounts payable and other liabilities 587,005 425,960 Due to related persons 22,758 17,909 Total liabilities 6,129,983 6,099,399 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,769,595 and 165,452,566 shares issued and outstanding, respectively 1,658 1,655 Additional paid in capital 4,557,473 4,554,861 Cumulative other comprehensive income 2,318 2,383 Cumulative net income 2,470,500 2,503,279 Cumulative common distributions (5,805,816) (5,673,386) Total shareholders' equity 1,226,133 1,388,792 Total liabilities and shareholders' equity $ 7,356,116 $ 7,488,191 (dollars in thousands, except per share data) Sonesta Irvine Irvine, CA

Debt Summary

SERVICE PROPERTIES TRUST

As of December 31, 2023
(dollars in thousands)

	Weighted Average Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	7.880 %	$ –	6/29/27	$ –	3.5
Secured Fixed Rate Debt:					
Net lease mortgage notes [3]	5.600 %	608,569	2/10/28	600,576	4.1
Senior secured notes due 2031 [4][5]	8.625 %	1,000,000	11/15/31	1,000,000	7.9
Subtotal / weighted average	7.481 %	1,608,569		1,600,576	6.5
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2025	4.500 %	350,000	3/15/25	350,000	1.2
Senior unsecured notes due 2025 [5]	7.500 %	800,000	9/15/25	800,000	1.7
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	2.1
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	2.8
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	3.1
Senior unsecured notes due 2027 [5]	5.500 %	450,000	12/15/27	450,000	4.0
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	4.0
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	5.8
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	6.1
Subtotal / weighted average	5.326 %	4,025,000		4,025,000	3.3
Total / weighted average [6]	5.941 %	$ 5,633,569		$ 5,625,576	4.2

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of December 31, 2023. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its credit facility by two additional six month periods.
(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 69 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its credit facility.
(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.
(4) These notes are secured by 70 travel centers leased to TravelCenters of America Inc., or TA, pursuant to two master leases.
(5) These notes are guaranteed by certain of SVC's subsidiaries.
(6) The carrying value of SVC's total debt of $5,520,220 as of December 31, 2023 is net of unamortized discounts and premiums and certain issuance costs totaling $113,349.

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11RETURN TO TABLE OF CONTENTS $1,150,000 $800,000 $850,000 $400,000 $425,000 $400,000 $1,958 $1,958 $1,958 $1,958 $600,737 $1,000,000 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2024 2025 2026 2027 2028 2029 2030 2031 $0 $250,000 $500,000 $750,000 $1,000,000 $1,250,000 Debt Maturity Schedule As of December 31, 2023 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of December 31, 2023, SVC had no amounts outstanding under its $650,000 revolving credit facility. (2) (dollars in thousands) 1093 Blowing Rock Road Boone, NC Secured vs. Unsecured Debt Secured 28.6% Unsecured 71.4%

Leverage Ratios, Coverage Ratios and Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Trailing Twelve Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Leverage Ratios:					
Net debt / total gross assets	51.8 %	50.2 %	50.2 %	53.6 %	54.1 %
Net debt / gross book value of real estate assets and cash and cash equivalents	54.7 %	53.1 %	53.1 %	57.9 %	56.4 %
Secured debt / total assets	21.7 %	7.9 %	8.1 %	8.2 %	– %
Variable rate debt / net debt	– %	– %	– %	– %	– %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re* / rolling four-quarter interest expense	1.8x	1.9x	1.9x	1.9x	1.7x
Net debt / rolling four-quarter Adjusted EBITDA*re*	8.8x	8.6x	8.6x	9.0x	9.5x

	As of and For the Trailing Twelve Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	183.2 %	163.2 %	163.9 %	157.1 %	159.1 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	52.4 %	53.2 %	53.1 %	54.8 %	53.6 %
Secured debt / adjusted total assets - allowable maximum 40.0%	15.0 %	5.6 %	5.6 %	5.8 %	– %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.79x	2.02x	1.97x	1.90x	1.85x


Sonesta Philadelphia Rittenhouse Square
Philadelphia, PA

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Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Capital Expenditures:					
Hotel capital improvements & FF&E Reserve fundings [1]	$ 105,289	$ 63,948	$ 41,043	$ 21,773	$ 36,629
Net lease capital improvements	499	769	1,704	505	170
Lease related costs	238	267	11	67	102
Total capital improvements & FF&E Reserve fundings	$ 106,026	$ 64,984	$ 42,758	$ 22,345	$ 36,901

	As of and For the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Restricted Cash:					
Total restricted cash (beginning of period)	$ 17,366	$ 15,758	$ 15,220	$ 7,051	$ 10,891
Manager deposits into FF&E Reserve	1,368	1,825	1,739	1,923	2,598
Hotel improvements funded from FF&E Reserve	(1,465)	(902)	(1,481)	(1,558)	(1,024)
Net lease mortgage note rent collection account activity, net	442	688	268	5,867	–
Net lease mortgage note liquidity reserve activity, net	–	(3)	12	2,000	–
Proceeds from asset sales withdrawn from revolving credit facility collateral account, net	–	–	–	(63)	(5,414)
Total restricted cash (end of period)	$ 17,711	$ 17,366	$ 15,758	$ 15,220	$ 7,051


Royal Sonesta Kaua'i Resort
Lihue, HI



(1) Includes amounts SVC funded into its FF&E Reserves and amounts directly reimbursed to its hotel managers for capital expenditures.

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14RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Properties Property Type Brand Location Rooms or Suites Purchase Price (1) Average Purchase Price per Room or Suite Q2 2023 1 Hotel Sonesta FL 250 $ 165,400 $ 662 DISPOSITIONS: Quarter Disposed Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2023 1 Hotel Sonesta Select MD 152 $ 5,350 $ 35 1 Hotel Sonesta NJ 219 14,580 67 3 Hotel Residence Inn NY, PA, NC 342 29,018 85 13 Hotel Courtyard Various 1,813 108,282 60 Q2 2023 2 Net Lease Vacant OH 2,384 620 260 Q3 2023 2 Net Lease Various GA, SC 39,133 3,725 95 Q4 2023 9 Net Lease Vacant Various 118,793 8,750 74 Q1 2024 1 Net Lease Vacant IL 4,100 257 63 32 2,526 / 164,410 $ 170,582 $62 / $81 Property Acquisitions and Dispositions Since January 1, 2023 (dollars in thousands) (1) Represents cash purchase or sale price, as applicable, and excludes closing related costs. Nautilus Sonesta Miami Beach, FL

15RETURN TO TABLE OF CONTENTS Portfolio Information

16RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease 44.5% Hotel 55.5% Number of Properties Hotel Properties 221 Number of hotel rooms 37,777 Net Lease Properties 752 Net lease square feet 13,341,172 Total Properties 973 Average hotel property size 171 rooms Average net lease property size 17,741 sq. feet Investments Diversification Facts Hotels $ 6,311,013 Tenants/Operators 179 Net Lease Properties 5,062,695 Brands 146 Total Investments $ 11,373,708 Industries 22 States 46 Geographical Diversification CA 12% TX 8% IL 6% FL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of December 31, 2023 (dollars in thousands) (1) Based on investment. (1) (1) Sonesta Fort Lauderdale Beach Fort Lauderdale, FL

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2023
(dollars in thousands)

Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1. Hotels	221	37,777	$	6,311,013	55.5%
2. Travel Centers	179	5,113,374		3,315,815	29.2%
3. Restaurants - Quick Service	211	705,566		285,896	2.5%
4. Health and Fitness	13	873,258		186,365	1.6%
5. Restaurants - Casual Dining	52	402,934		186,184	1.6%
6. Movie Theaters	16	831,344		149,345	1.3%
7. Grocery Stores	19	1,020,819		129,152	1.1%
8. Home Goods and Leisure	20	700,906		121,128	1.1%
9. Automotive Equipment and Services	64	463,492		107,054	0.9%
10. Medical, Dental Office	70	372,171		104,042	0.9%
11. Automotive Dealers	8	177,433		62,656	0.6%
12. Entertainment	4	199,853		61,436	0.5%
13. General Merchandise Stores	4	381,193		55,457	0.5%
14. Educational Services	8	213,755		54,759	0.5%
15. Building Materials	29	465,283		33,464	0.3%
16. Car Washes	6	50,831		30,798	0.3%
17. Miscellaneous Manufacturing	5	538,932		24,156	0.2%
18. Sporting Goods	3	120,847		17,742	0.2%
19. Drug Stores and Pharmacies	6	58,048		17,111	0.2%
20. Legal Services	5	25,429		11,362	0.1%
21. Dollar Stores	3	27,593		2,971	–%
22. Other	5	139,423		27,244	0.2%
23. Vacant	22	458,688		78,558	0.7%
Total	973	37,777 / 13,341,172	$	11,373,708	100.0%


TA
TRUCK SERVICE
TA Express
Statesboro, GA

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18RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total % of Total Hotel Hotel % of Total Net Lease Net Lease % of Total California 58 36 22 $ 1,408,703 12.4% $ 1,135,638 18.0% $ 273,065 5.4 % Texas 75 20 55 885,165 7.8% 373,085 5.9% 512,080 10.1 % Illinois 66 10 56 708,858 6.2% 418,348 6.6% 290,510 5.7 % Florida 58 12 46 701,600 6.2% 455,361 7.2% 246,239 4.9 % Georgia 89 16 73 678,962 6.0% 409,388 6.5% 269,574 5.3 % Arizona 39 14 25 479,554 4.2% 230,984 3.7% 248,570 4.9 % Ohio 44 5 39 452,889 4.0% 123,264 2.0% 329,625 6.5 % Louisiana 15 3 12 382,268 3.4% 250,563 4.0% 131,705 2.6 % Pennsylvania 33 5 28 339,166 3.0% 135,050 2.1% 204,116 4.0 % Missouri 29 4 25 286,418 2.5% 157,268 2.5% 129,150 2.6 % Top 10 506 125 381 6,323,583 55.7% 3,688,949 58.5% 2,634,634 52.0 % Other (1) 467 96 371 5,050,125 44.3% 2,622,064 41.5% 2,428,061 48.0 % Total 973 221 752 $ 11,373,708 100.0% $ 6,311,013 100.0% $ 5,062,695 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,814 per property. Consolidated Portfolio by Geographic Diversification As of December 31, 2023 (dollars in thousands) Radisson Hotel Phoenix Airport Phoenix, AZ

19RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 7.7% 5,663 15.0% $ 1,900,380 30.0% $ 335,578 Sonesta Hotels & Resorts® Full Service Upscale 23 10.4% 7,399 19.6% 1,355,991 21.5% 183,267 Sonesta ES Suites® Extended Stay Upper Midscale 60 27.0% 7,643 20.3% 1,125,254 17.8% 147,227 Sonesta Select® Select Service Upscale 44 19.9% 6,427 17.0% 693,520 11.0% 107,907 Sonesta Simply Suites® Extended Stay Midscale 51 23.1% 6,464 17.1% 592,399 9.4% 91,646 Hyatt Place® Select Service Upscale 17 7.7% 2,107 5.6% 294,344 4.7% 139,698 Radisson® Hotels & Resorts Full Service Upscale 5 2.3% 1,149 3.0% 170,800 2.7% 148,651 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.3% 124,276 2.0% 251,063 Country Inn & Suites® by Radisson Full Service Upper Midscale 3 1.4% 430 1.1% 54,049 0.9% 125,695 Total / Average Hotels 221 100.0% 37,777 100.0% $ 6,311,013 100.0% $ 167,060 Hotel Portfolio by Brand As of December 31, 2023 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts®	Full Service	22	7,149	56.6 %	58.6 %	(2.0) pts	$ 147.22	$ 143.90	2.3 %	$ 83.33	$ 84.33	(1.2)%
Royal Sonesta Hotels®	Full Service	17	5,663	53.0 %	51.3 %	1.7 pts	234.48	235.75	(0.5)%	124.27	120.94	2.8 %
Radisson® Hotels & Resorts	Full Service	5	1,149	55.6 %	63.0 %	(7.4) pts	138.71	129.80	6.9 %	77.12	81.77	(5.7)%
Crowne Plaza®	Full Service	1	495	52.2 %	53.8 %	(1.6) pts	142.45	137.10	3.9 %	74.36	73.76	0.8 %
Country Inn & Suites® by Radisson	Full Service	3	430	56.5 %	55.1 %	1.4 pts	127.43	131.31	(3.0)%	72.00	72.35	(0.5)%
Full Service Total / Average		48	14,886	55.0 %	55.8 %	(0.8) pts	177.76	174.48	1.9 %	97.77	97.36	0.4 %
Sonesta Select®	Select Service	44	6,427	51.2 %	50.2 %	1.0 pts	114.36	115.17	(0.7)%	58.55	57.82	1.3 %
Hyatt Place®	Select Service	17	2,107	52.5 %	65.1 %	(12.6) pts	114.59	119.04	(3.7)%	60.16	77.50	(22.4)%
Select Service Total / Average		61	8,534	51.5 %	53.8 %	(2.3) pts	114.42	116.33	(1.6)%	58.93	62.59	(5.8)%
Sonesta ES Suites®	Extended Stay	60	7,643	63.7 %	65.1 %	(1.4) pts	123.94	126.84	(2.3)%	78.95	82.57	(4.4)%
Sonesta Simply Suites®	Extended Stay	50	6,366	63.8 %	66.5 %	(2.7) pts	90.58	90.15	0.5 %	57.79	59.95	(3.6)%
Extended Stay Total / Average		110	14,009	63.7 %	65.7 %	(2.0) pts	108.77	110.09	(1.2)%	69.29	72.33	(4.2)%
		219	37,429	57.5 %	59.1 %	(1.6) pts	$ 136.18	$ 135.50	0.5 %	$ 78.30	$ 80.08	(2.2)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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20

Hotel Operating Statistics by Service Level - Comparable Hotels

				Occupancy			ADR			RevPAR		
				Year Ended December 31,			Year Ended December 31,			Year Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts®	Full Service	22	7,149	62.4 %	60.4 %	2.0 pts	$ 152.48	$ 150.40	1.4 %	$ 95.15	$ 90.84	4.7 %
Royal Sonesta Hotels®	Full Service	17	5,663	56.5 %	52.2 %	4.3 pts	237.63	236.07	0.7 %	134.26	123.23	9.0 %
Radisson® Hotels & Resorts	Full Service	5	1,149	62.5 %	64.1 %	(1.6) pts	146.45	133.59	9.6 %	91.53	85.63	6.9 %
Crowne Plaza®	Full Service	1	495	60.6 %	54.4 %	6.2 pts	141.30	132.27	6.8 %	85.63	71.95	19.0 %
Country Inn & Suites® by Radisson	Full Service	3	430	65.9 %	62.8 %	3.1 pts	137.17	136.92	0.2 %	90.40	85.99	5.1 %
Full Service Total / Average		48	14,886	60.2 %	57.4 %	2.8 pts	181.71	177.85	2.2 %	109.39	102.09	7.2 %
Sonesta Select®	Select Service	44	6,427	54.9 %	51.6 %	3.3 pts	118.45	117.76	0.6 %	65.03	60.76	7.0 %
Hyatt Place®	Select Service	17	2,107	65.3 %	67.4 %	(2.1) pts	122.23	119.00	2.7 %	79.82	80.21	(0.5)%
Select Service Total / Average		61	8,534	57.5 %	55.5 %	2.0 pts	119.51	118.13	1.2 %	68.72	65.56	4.8 %
Sonesta ES Suites®	Extended Stay	60	7,643	67.8 %	69.3 %	(1.5) pts	128.33	124.90	2.7 %	87.01	86.56	0.5 %
Sonesta Simply Suites®	Extended Stay	50	6,366	68.5 %	71.2 %	(2.7) pts	90.63	86.18	5.2 %	62.08	61.36	1.2 %
Extended Stay Total / Average		110	14,009	68.1 %	70.2 %	(2.1) pts	111.17	107.21	3.7 %	75.71	75.26	0.6 %
		219	37,429	62.6 %	61.7 %	0.9 pts	$ 139.86	$ 135.36	3.3 %	$ 87.55	$ 83.52	4.8 %

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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21

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts®	Full Service	23	7,399	57.0 %	58.5 %	(1.5) pts	$ 152.57	$ 150.66	1.3 %	$ 86.96	$ 88.14	(1.3)%
Royal Sonesta Hotels®	Full Service	17	5,663	53.0 %	51.3 %	1.7 pts	234.48	235.75	(0.5)%	124.27	120.94	2.8 %
Radisson® Hotels & Resorts	Full Service	5	1,149	55.6 %	63.0 %	(7.4) pts	138.71	129.80	6.9 %	77.12	81.77	(5.7)%
Crowne Plaza®	Full Service	1	495	52.2 %	53.8 %	(1.6) pts	142.45	137.10	3.9 %	74.36	73.76	0.8 %
Country Inn & Suites® by Radisson	Full Service	3	430	56.5 %	55.1 %	1.4 pts	127.43	131.31	(3.0)%	72.00	72.35	(0.5)%
Full Service Total / Average		49	15,136	55.2 %	55.8 %	(0.6) pts	179.85	177.40	1.4 %	99.28	98.99	0.3 %
Sonesta Select®	Select Service	44	6,427	51.2 %	50.2 %	1.0 pts	114.36	115.17	(0.7)%	58.55	57.82	1.3 %
Hyatt Place®	Select Service	17	2,107	52.5 %	65.1 %	(12.6) pts	114.59	119.04	(3.7)%	60.16	77.50	(22.4)%
Select Service Total / Average		61	8,534	51.5 %	53.8 %	(2.3) pts	114.42	116.33	(1.6)%	58.93	62.59	(5.8)%
Sonesta ES Suites®	Extended Stay	60	7,643	63.7 %	65.1 %	(1.4) pts	123.94	126.84	(2.3)%	78.95	82.57	(4.4)%
Sonesta Simply Suites®	Extended Stay	51	6,464	63.2 %	65.9 %	(2.7) pts	90.58	90.15	0.5 %	57.25	59.41	(3.6)%
Extended Stay Total / Average		111	14,107	63.4 %	65.4 %	(2.0) pts	108.77	110.09	(1.2)%	68.96	72.00	(4.2)%
		221	37,777	57.4 %	59.0 %	(1.6) pts	$ 137.31	$ 136.84	0.3 %	$ 78.82	$ 80.74	(2.4)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

(1) Includes results of all hotels owned as of December 31, 2023.

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22

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy Year Ended December 31,			ADR Year Ended December 31,			RevPAR Year Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts®	Full Service	23	7,399	62.5 %	60.4 %	2.1 pts	$ 157.60	$ 158.00	(0.3)%	$ 98.50	$ 95.43	3.2 %
Royal Sonesta Hotels®	Full Service	17	5,663	56.5 %	52.2 %	4.3 pts	237.63	236.07	0.7 %	134.26	123.23	9.0 %
Radisson® Hotels & Resorts	Full Service	5	1,149	62.5 %	64.1 %	(1.6) pts	146.45	133.59	9.6 %	91.53	85.63	6.9 %
Crowne Plaza®	Full Service	1	495	60.6 %	54.4 %	6.2 pts	141.30	132.27	6.8 %	85.63	71.95	19.0 %
Country Inn & Suites® by Radisson	Full Service	3	430	65.9 %	62.8 %	3.1 pts	137.17	136.92	0.2 %	90.40	85.99	5.1 %
Full Service Total / Average		49	15,136	60.3 %	57.4 %	2.9 pts	183.77	181.21	1.4 %	110.81	104.01	6.5 %
Sonesta Select®	Select Service	44	6,427	54.9 %	51.6 %	3.3 pts	118.45	117.76	0.6 %	65.03	60.76	7.0 %
Hyatt Place®	Select Service	17	2,107	65.3 %	67.4 %	(2.1) pts	122.23	119.00	2.7 %	79.82	80.21	(0.5)%
Select Service Total / Average		61	8,534	57.5 %	55.5 %	2.0 pts	119.51	118.13	1.2 %	68.72	65.56	4.8 %
Sonesta ES Suites®	Extended Stay	60	7,643	67.8 %	69.3 %	(1.5) pts	128.33	124.90	2.7 %	87.01	86.56	0.5 %
Sonesta Simply Suites®	Extended Stay	51	6,464	67.8 %	70.4 %	(2.6) pts	90.63	86.18	5.2 %	61.45	60.67	1.3 %
Full Service Total / Average		111	14,107	67.8 %	69.8 %	(2.0) pts	111.17	107.21	3.7 %	75.37	74.83	0.7 %
		221	37,777	62.5 %	61.6 %	0.9 pts	$ 140.94	$ 136.89	3.0 %	$ 88.09	$ 84.32	4.5 %

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

(1) Includes results of all hotels owned as of December 31, 2023. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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23

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2023
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	132	3,697,503	$ 2,258,977	44.6 %	$ 173,402	46.6 %	1.91x [1]
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.1 %	80,598	21.6 %	1.91x [1]
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	6.20x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.35x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.08x
6.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	4.41x
7.	AMC Theatres	6	297,166	67,023	1.3 %	4,438	1.2 %	1.61x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.32x
9.	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	3.35x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,422	0.9 %	2.25x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	5.02x
12.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	7.09x
13.	Fleet Farm	1	218,248	37,802	0.7 %	2,783	0.7 %	2.23x
14.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.7 %	1.02x
15.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	1.05x
16.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.91x
17.	Mister Car Wash	5	41,456	28,658	0.6 %	2,214	0.6 %	3.14x
18.	Burger King	20	94,949	32,953	0.7 %	2,034	0.5 %	2.54x
19.	Popeye's	20	45,708	28,434	0.6 %	1,983	0.5 %	4.09x
20.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	2.15x
21.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,906	0.5 %	1.20x
22.	Arby's	19	57,868	29,234	0.6 %	1,744	0.5 %	3.70x
23.	Hardee's	15	49,958	24,919	0.5 %	1,697	0.5 %	1.78x
24.	Church's Chicken	32	43,399	26,326	0.5 %	1,693	0.5 %	3.90x
25.	United Supermarkets	6	236,178	26,121	0.5 %	1,686	0.5 %	4.51x
26.	Other [2]	258	4,362,592	759,837	14.9 %	46,034	12.3 %	3.99x
	Total	752	13,341,172	$ 5,062,695	100.0 %	$ 372,319	100.0 %	2.46x



457 W. Broadway Road
Tempe, AZ
457
POPEYES
LOUISIANA KITCHEN

(1) Rent coverage information provided by tenant is for all 176 sites on a consolidated basis and is as of December 31, 2023.
(2) Consists of 112 distinct brands with an average investment of $2,945 per property.

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24

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2023
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	179	5,113,374	$ 3,315,815	65.4%	$ 257,248	69.1%	1.95x (1)
2.	Restaurants - Quick Service	211	705,566	285,896	5.6%	19,435	5.1%	3.08x
3.	Restaurants - Casual Dining	52	402,934	186,184	3.7%	11,624	3.0%	2.85x
4.	Home Goods and Leisure	20	700,906	121,128	2.4%	10,465	2.7%	4.97x
5.	Health and Fitness	13	873,258	186,365	3.7%	9,501	2.6%	1.97x
6.	Grocery Stores	19	1,020,819	129,152	2.6%	9,223	2.5%	3.66x
7.	Movie Theaters	16	831,344	149,345	2.9%	8,666	2.3%	1.88x
8.	Medical, Dental Office	70	372,171	104,042	2.1%	8,053	2.2%	3.52x
9.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,651	2.1%	4.44x
10.	Automotive Dealers	8	177,433	62,656	1.2%	4,964	1.3%	6.24x
11.	Educational Services	8	213,755	54,759	1.1%	4,356	1.2%	1.51x
12.	Entertainment	4	199,853	61,436	1.2%	4,329	1.2%	3.17x
13.	General Merchandise Stores	4	381,193	55,457	1.1%	3,929	1.1%	2.85x
14.	Building Materials	29	465,283	33,464	0.7%	2,834	0.8%	7.27x
15.	Car Washes	6	50,831	30,798	0.6%	2,367	0.6%	3.00x
16.	Miscellaneous Manufacturing	5	538,932	24,156	0.5%	1,362	0.4%	15.00x
17.	Drug Stores and Pharmacies	6	58,048	17,111	0.3%	1,122	0.3%	1.23x
18.	Legal Services	5	25,429	11,362	0.2%	1,075	0.3%	5.49x
19.	Sporting Goods	3	120,847	17,742	0.4%	718	0.2%	3.69x
20.	Dollar Stores	3	27,593	2,971	0.1%	189	0.1%	2.46x
21.	Other (2)	5	139,423	27,244	0.5%	3,208	0.9%	5.60x
22.	Vacant	22	458,688	78,558	1.6%	–	–%	–x
	Total	752	13,341,172	$ 5,062,695	100.0%	$ 372,319	100.0%	2.46x


44905 Mound Road
Sterling Heights, MI

(1) Rent coverage for TA is as of December 31, 2023.
(2) Consists of miscellaneous businesses with an average investment of $5,449 per property.

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25

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of December 31, 2023
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	176	5,065,305	$ 3,274,133	64.7 %	$ 254,000	68.2 %	9.4	1.91x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	3.7	6.20x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	11.5	2.35x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	11.8	3.08x
5.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	2.2	4.41x
6.	American Multi-Cinema, Inc.	AMC Theatres	6	297,166	67,023	1.3 %	4,438	1.2 %	3.1	1.61x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	11.3	4.32x
8.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	21.5	3.35x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	5.0	5.02x
10.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	11.3	7.09x
	Sub-total, Top 10		305	7,330,195	3,852,996	76.1 %	296,148	79.6 %	9.3	2.23x
11.	Other[2]	Various	447	6,010,977	1,209,699	23.9 %	76,171	20.4 %	7.1	3.38x
	Total		752	13,341,172	$ 5,062,695	100.0 %	$ 372,319	100.0 %	8.8	2.46x

(1) TA is SVC's largest tenant. As of December 31, 2023, SVC leased 176 travel centers (132 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of December 31, 2023 was approximately $3,037,475. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 1.83x, 1.92x, 1.97x, 2.07x and 1.79x, for our TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of December 31, 2023.

(2) Consists of 165 tenants with an average investment of $2,706 per property and an average annual minimum rent of $170 per property.

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26

27RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2024 37 586,223 $ 7,966 2.1% 2.1% 2025 28 461,687 9,077 2.4% 4.5% 2026 113 1,061,593 11,964 3.2% 7.7% 2027 37 939,989 12,508 3.4% 11.1% 2028 26 670,157 10,840 2.9% 14.0% 2029 55 292,899 5,864 1.6% 15.6% 2030 31 138,590 4,208 1.1% 16.7% 2031 22 372,186 4,740 1.3% 18.0% 2032 36 143,954 2,965 0.8% 18.8% 2033 212 5,349,669 257,991 69.4% 88.2% 2034 17 308,491 4,587 1.2% 89.4% 2035 42 1,145,818 18,835 5.1% 94.5% 2036 12 297,074 5,271 1.4% 95.9% 2037 7 296,403 2,147 0.6% 96.5% 2038 7 66,700 1,254 0.3% 96.8% 2039 10 140,780 3,364 0.9% 97.7% 2040 18 115,142 2,406 0.6% 98.3% 2041 6 216,040 2,225 0.6% 98.9% 2042 — — — —% 98.9% 2043 1 57,543 155 —% 98.9% 2044 3 126,116 259 0.1% 99.0% 2045 10 63,490 3,693 1.0% 100.0% Total 730 12,850,544 $ 372,319 100.0% Weighted Average Lease Term 8.2 years 8.8 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of December 31, 2023 (dollars in thousands) 647 E. Main Street Pulaski, VA

28RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Properties (end of period) 752 761 763 765 765 Vacant properties beginning of period 32 30 27 23 21 Vacant property sales / leased (12) (2) (2) (1) (1) Lease terminations 2 4 5 5 3 Vacant properties end of the period 22 32 30 27 23 Percentage of properties leased 97.1% 95.8% 96.1% 96.5% 97.0 % Net Lease Portfolio - Occupancy Summary As of December 31, 2023 10642 South Memorial Drive Bixby, OK

29RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:

SVC is a REIT that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 154 market indices and comprises more than 1% of the following indices as of December 31, 2023: Bloomberg Reit Hotels Index (BBREHOTL), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV) and Hoya Capital High Dividend Yield Index (GTR) (RIET).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of December 31, 2023, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Misbah Seyal
(212) 553-9357
misbah.seyal@moodys.com
B2 (Outlook: Negative)/B1*

*B1 rating assigned to guaranteed senior secured and unsecured notes.

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com
B+ (Outlook: Stable)/BB*

*BB rating assigned to guaranteed senior secured and unsecured notes.

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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31RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Governance Information 2421 Randall Road Algonquin, IL

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Year Ended	
		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income		$ (43,323)	$ (4,128)	$ (11,278)	$ 25,950	$ (31,409)	$ (32,779)	$ (132,381)
Add (Less):	Depreciation and amortization	94,952	94,498	94,571	100,039	94,961	384,060	401,108
	Loss on asset impairment, net [5]	27	512	9,005	–	1,269	9,544	10,989
	(Gain) loss on sale of real estate, net [6]	(1,280)	(123)	62	(41,898)	(3,583)	(43,239)	(47,818)
	Loss (gain) on equity securities, net	–	–	593	(49,430)	10,841	(48,837)	8,104
	Adjustments to reflect SVC's share of FFO attributable to an investee	940	972	798	1,233	1,049	3,943	3,723
FFO		51,316	91,731	93,751	35,894	73,128	272,692	243,725
Add (Less):	Loss on early extinguishment of debt [7]	1,242	–	238	44	–	1,524	791
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	1,034	263	207	321	138	1,825	1,037
	Transaction related costs [4]	(3,556)	115	931	887	–	(1,623)	1,920
Normalized FFO		$ 50,036	$ 92,109	$ 95,127	$ 37,146	$ 73,266	$ 274,418	$ 247,473
Weighted average shares outstanding (basic and diluted)		165,154	165,027	164,902	164,867	164,862	164,988	164,738
Basic and diluted per common share amounts:								
Net (loss) income		$ (0.26)	$ (0.03)	$ (0.07)	$ 0.16	$ (0.19)	$ (0.20)	$ (0.80)
FFO		$ 0.31	$ 0.56	$ 0.57	$ 0.22	$ 0.44	$ 1.65	$ 1.48
Normalized FFO		$ 0.30	$ 0.56	$ 0.58	$ 0.23	$ 0.44	$ 1.66	$ 1.50

See accompanying notes on page 36.

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Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net (loss) income		$ (43,323)	$ (4,128)	$ (11,278)	$ 25,950	$ (31,409)	$ (32,779)	$ (132,381)
Add (Less):	Interest expense	89,979	82,280	82,503	81,580	77,891	336,342	341,795
	Income tax (benefit) expense	(723)	(2,242)	5,247	(3,780)	(1,757)	(1,498)	(199)
	Depreciation and amortization	94,952	94,498	94,571	100,039	94,961	384,060	401,108
EBITDA		140,885	170,408	171,043	203,789	139,686	686,125	610,323
Add (Less):	Loss on asset impairment, net [5]	27	512	9,005	–	1,269	9,544	10,989
	(Gain) loss on sale of real estate, net [6]	(1,280)	(123)	62	(41,898)	(3,583)	(43,239)	(47,818)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	2,315	2,707	2,275	2,614	2,340	9,911	7,881
EBITDAre		141,947	173,504	182,385	164,505	139,712	662,341	581,375
Add (Less):	Loss (gain) on equity securities, net	–	–	593	(49,430)	10,841	(48,837)	8,104
	Loss on early extinguishment of debt [7]	1,242	–	238	44	–	1,524	791
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	1,034	263	207	321	(529)	1,825	1,037
	Transaction related costs [4]	(3,556)	115	931	887	–	(1,623)	1,920
	General and administrative expense paid in common shares	487	1,446	970	514	510	3,417	2,776
Adjusted EBITDAre		$ 141,154	$ 175,328	$ 185,324	$ 116,841	$ 150,534	$ 618,647	$ 596,003

See accompanying notes on page 36.

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Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Number of hotels	*219*	*219*	*219*	*219*	*219*	*219*	*219*
Room revenues	$ 269,493	$ 324,923	$ 328,538	$ 268,045	$ 273,896	$ 1,190,999	$ 1,129,771
Food and beverage revenues	48,284	43,333	52,567	41,909	45,341	186,093	155,887
Other revenues	18,951	22,844	21,833	17,042	15,893	80,670	61,234
Hotel operating revenues - comparable hotels	336,728	391,100	402,938	326,996	335,130	1,457,762	1,346,892
Rooms expenses	91,005	103,376	100,527	88,383	89,952	383,291	356,407
Food and beverage expenses	37,788	35,953	38,964	34,337	34,677	147,042	122,573
Other direct and indirect expenses	122,059	132,028	127,589	124,612	118,534	506,288	469,373
Management fees	12,828	15,080	15,370	12,651	12,876	55,929	52,289
Real estate taxes, insurance and other	29,757	25,963	25,353	30,162	23,942	111,235	111,962
FF&E Reserves	992	1,719	1,737	1,554	1,459	6,002	6,047
Hotel operating expenses - comparable hotels	294,429	314,119	309,540	291,699	281,440	1,209,787	1,118,651
Hotel EBITDA	$ 42,299	$ 76,981	$ 93,398	$ 35,297	$ 53,690	$ 247,975	$ 228,241
Hotel EBITDA Margin	12.6 %	19.7 %	23.2 %	10.8 %	16.0 %	17.0 %	16.9 %
Hotel operating revenues (GAAP) [1]	$ 343,385	$ 395,526	$ 404,327	$ 334,796	$ 350,501	$ 1,478,034	$ 1,467,344
Add (Less):							
Hotel operating revenues from non-comparable hotels	(6,657)	(4,426)	(1,389)	(7,800)	(15,371)	(20,272)	(120,452)
Hotel operating revenues - comparable hotels	$ 336,728	$ 391,100	$ 402,938	$ 326,996	$ 335,130	$ 1,457,762	$ 1,346,892
Hotel operating expenses (GAAP) [1]	$ 297,488	$ 317,752	$ 309,100	$ 299,566	$ 293,554	$ 1,223,906	$ 1,227,357
Add (Less):							
Hotel operating expenses from non-comparable hotels	(5,322)	(5,913)	(1,643)	(10,377)	(14,194)	(23,255)	(117,237)
Reduction for security deposit and guaranty fundings, net [3]	650	(140)	(195)	335	–	650	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	80	(80)	–	–	–	–
FF&E Reserves from managed hotel operations	992	1,719	1,737	1,554	1,459	6,002	6,047
Other [8]	621	621	621	621	621	2,484	2,484
Hotel operating expenses - comparable hotels	$ 294,429	$ 314,119	$ 309,540	$ 291,699	$ 281,440	$ 1,209,787	$ 1,118,651

See accompanying notes on page 36.

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Calculation and Reconciliation of Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Number of hotels	221	221	221	220	238	221	238
Room revenues	$ 273,869	$ 327,688	$ 329,484	$ 275,267	$ 288,082	$ 1,206,308	$ 1,244,925
Food and beverage revenues	49,878	44,279	52,837	42,245	45,968	189,239	158,762
Other revenues	19,638	23,559	22,006	17,284	16,451	82,487	63,657
Hotel operating revenues	343,385	395,526	404,327	334,796	350,501	1,478,034	1,467,344
Rooms expenses	92,477	104,550	100,935	91,300	93,067	389,262	393,553
Food and beverage expenses	39,095	36,997	39,282	34,750	35,248	150,124	125,312
Other direct and indirect expenses	121,289	132,254	126,360	128,202	124,396	508,105	517,982
Management fees	12,583	14,611	14,855	12,143	12,450	54,192	53,384
Real estate taxes, insurance and other	33,315	29,900	28,014	34,128	29,014	125,357	139,610
FF&E Reserves	992	1,719	1,737	1,992	2,252	6,440	9,268
Hotel operating expenses	299,751	320,031	311,183	302,515	296,427	1,233,480	1,239,109
Hotel EBITDA	$ 43,634	$ 75,495	$ 93,144	$ 32,281	$ 54,074	$ 244,554	$ 228,235
Hotel EBITDA Margin	12.7 %	19.1 %	23.0 %	9.6 %	15.4 %	16.5 %	15.6 %
Hotel operating expenses (GAAP) [1]	$ 297,488	$ 317,752	$ 309,100	$ 299,566	$ 293,554	$ 1,223,906	$ 1,227,357
Add (Less):							
Reduction for security deposit and guaranty fundings, net [3]	650	(140)	(195)	335	–	650	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	80	(80)	–	–	–	–
FF&E Reserves from managed hotel operations	992	1,718	1,737	1,993	2,252	6,440	9,268
Other [8]	621	621	621	621	621	2,484	2,484
Hotel operating expenses	$ 299,751	$ 320,031	$ 311,183	$ 302,515	$ 296,427	$ 1,233,480	$ 1,239,109

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 36.

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35

36RETURN TO TABLE OF CONTENTS Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) (1) As of December 31, 2023, SVC owned 221 hotels. SVC's consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $6,298 and reduced rental income by $2,247 for the three months ended December 31, 2023 and 2022, respectively, and increased rental income by $13,165 and reduced rental income by $7,767 for the years ended December 31, 2023 and 2022, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $650 for both the three months and year ended December 31, 2023. There were no adjustments to hotel operating expenses during the three months and year ended December 31, 2022. (4) Transaction related costs for the three months and year ended December 31, 2023 of $(3,556) and $(1,623), respectively, primarily consisted of the partial recovery of a working capital reserve related to SVC's InterContinental Hotels Group, plc portfolio previously deemed uncollectable and expensed in 2021, partially offset by costs related to hotel rebranding activity, the demolition of certain vacant properties, and potential acquisitions. Transaction related costs for the year ended December 31, 2023 primarily consisted of costs related to SVC's exploration of possible financing transactions. (5) SVC recorded a loss on asset impairment for the three months and year ended December 31, 2023 of $27 and $9,544, respectively, to reduce the carrying value of one hotel in the three month period, and one hotel and 16 net lease properties in the full year period, to their estimated fair value less costs to sell. SVC recorded a loss on asset impairment for the three months and year ended December 31, 2022 of $1,269 and $10,989, respectively, to reduce the carrying value of one hotel and one net lease property in the three month period, and 26 hotels and five net lease properties in the full year period, to their estimated fair value less costs to sell. (6) SVC recorded a net gain on sale of real estate during the three months and year ended December 31, 2023 of $1,280 and $43,239, respectively, in connection with the sale of nine net lease properties in the three month period, and 18 hotels and 13 net lease properties in the full year period. SVC recorded a net gain on sale of real estate during the three months and year ended December 31, 2022 of $3,583 and $47,818, respectively, in connection with the sale of four hotels and two net lease properties in the three month period, and 65 hotels and 21 net lease properties in the full year period. (7) SVC recorded a loss on early extinguishment of debt during the three months and year ended December 31, 2023 of $1,242 and $1,524, respectively, in connection with the write off of deferred financing costs and unamortized discounts relating to the repayment of certain senior unsecured notes in the three month period, and the write off of certain deferred financing costs and unamortized discounts relating to the amendment of its revolving credit facility and the repayment of certain senior unsecured notes in the full year period. SVC recorded a loss on early extinguishment of debt during the year ended December 31, 2022 of $791 in connection with the write off of deferred financing costs and unamortized discounts relating to the amendment of its revolving credit facility and the repayment of certain senior unsecured notes. (8) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended December 31, 2023 and 2022 related to this liability, and $2,484 for each of the years ended December 31, 2023 and 2022 related to this liability.

Non-GAAP Financial Measures and Certain Definitions

SERVICE PROPERTIES TRUST

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 32. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 32. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 33. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.

Other Definitions

Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period.

Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA.

Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry.

Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry.

Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on December 31, 2023 and were open and operating for the entire periods being compared. For the periods presented, SVC's comparable results exclude two hotels. One of the hotels was not owned for the entirety of the periods and the other suspended operations during part of the periods presented.

Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

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37

38RETURN TO TABLE OF CONTENTS Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Loss (Gain) on Equity Securities, Net: Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

39RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the credit quality of TA; SVC's current liquidity and ability to execute its plan of reinvesting in its hotels through strategic capital projects; SVC's expectation of renovation activity in its portfolio and sustained operating improvements; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization; if and when business transient hotel business will return to historical levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; SVC's ability to acquire properties that realize its targeted returns; SVC's ability to sell properties at prices it targets; SVC's ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements